SCHEDULE 14C INFORMATION


             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                             MB Software Corporation
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:_______

     2)   Aggregate number of securities to which transaction applies:__________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):________________

     4)   Proposed maximum aggregate value of transaction:______________________

     5)   Total Fee Paid:

[    ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:_________________________________________________

     2) Form, Schedule or Registration Statement No.:___________________________

     3) Filing Party:___________________________________________________________

     4) Date Filed:_____________________________________________________________

                             MB SOFTWARE CORPORATION
                           777 Main Street, Suite 3100
                             Fort Worth, Texas 76102
                                   May 14, 2008

    NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF ANNUAL MEETING


Dear Shareholder:

      Notice is hereby given that shareholders holding a majority of the issued and outstanding shares of common stock of MB Software Corporation, a Texas corporation (the "Company"), by written consent in lieu of an annual meeting,
(a) approved an amendment to the Company's Articles of Incorporation (1) to increase the number of authorized shares of the Company's common stock from 20,000,000 to 100,000,000, (2) to change the name of the Company to Wound Management Technologies, Inc., and (3) specifying that the Board of Directors may, in any grant of equity rights, options or warrants, restrict the right to waive the terms and conditions of any equity rights, options or warrants to the holders of a designated percentage of a designated class or classes of capital stock of the Company, and (b) re-elected the six members of the Board of Directors for the term of office stated in the Information Statement. The date of the last written consent of shareholders authorizing these actions was delivered to the Company on March 20, 2008. The attached Information Statement and Notice of Shareholder Action by Written Consent in Lieu of Annual Meeting fully describe these matters.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

      The Company's Board of Directors has fully reviewed and unanimously approved the above-described actions and has determined that they are in the best interests of the Company. The holders of a majority of our Common Stock have executed a written consent in favor of each of the above-described actions.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

      A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, accompanies this Notice.

      On behalf of your Board of Directors, thank you for your support.

                                           Sincerely,

                                           /s/  Scott A. Haire
                                           Scott A.  Haire
                                           Chairman of the Board,
                                           Chief Executive Officer and President

                             MB SOFTWARE CORPORATION
                           777 Main Street, Suite 3100
                             Fort Worth, Texas 76102
                                   May 14, 2008

  INFORMATION STATEMENT AND NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT IN
                             LIEU OF ANNUAL MEETING


      This Information Statement and Notice of Shareholder Action by Written Consent in Lieu of Annual Meeting (this "Information Statement") is furnished by the Board of Directors of MB Software Corporation, a Texas corporation, (the "Company") to the holders of the Company's capital stock as of March 20, 2008, to provide information with respect to certain corporate actions taken by written consent of shareholders holding a majority of the issued and outstanding voting shares of the Company's capital stock (the "Majority Shareholders"). This Information Statement also constitutes notice of action taken without a meeting as required by Article 9.10A of the Texas Business Corporation Act.

      The written consent, delivered by the Majority Shareholders to the Company on March 20, 2008, approved of the following actions:

         (1) An amendment to the Company's Articles of Incorporation as described in this Information Statement; and

         (2) The re-election of the six members of the Board of Directors for the term of office stated in the Information Statement.

      The Majority Shareholders, holding 12,110,148 shares of the Company's common stock, par value $.001 per share ("Common Stock"), and 490.196 shares of the Company's Series A Convertible Preferred Stock, par value $10.00 per share ("Preferred Stock"), have approved and adopted, by written consent, all of the above-described actions. Each share of Preferred Stock is entitled to cast 5,100 votes and votes together with the Common Stock as a single class with respect to each of the actions described in this Information Statement. Because the shares of Common Stock and Preferred Stock held by the Majority Shareholders represent approximately 60% of the votes entitled to be cast by shareholders (as of March 20, 2008) with respect to the above-described actions, all required corporate approvals for these actions have been obtained. This Information Statement is furnished solely for the purpose of informing shareholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

      Based on the foregoing, our Board of Directors has determined not to call an annual meeting of shareholders, and no annual meeting of shareholders of the Company was held in 2007. The Board believes it would not be in the best interests of the Company and its shareholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional shareholders in connection with these actions. There are no appraisal rights as a result of the approval of these actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                              By Order of the Board of Directors

                                              /s/  Lucy J. Singleton
                                              Lucy J. Singleton
                                              Secretary

May 14, 2008
Fort Worth, Texas

                             MB SOFTWARE CORPORATION
                           777 Main Street, Suite 3100
                             FORT WORTH, TEXAS 76102

  INFORMATION STATEMENT AND NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT IN
                             LIEU OF ANNUAL MEETING
                                   May 14, 2008


      This Information Statement is being first mailed on May 14, 2008, to shareholders of record on March 20, 2008, of MB Software Corporation, a Texas corporation (the "Company"), by the Company's Board of Directors in connection with the approval, by shareholders holding a majority (the "Majority Shareholders") of the issued and outstanding common stock, par value $.001 per share of the Company (the "Common Stock"), of (a) an amendment to the Company's Articles of Incorporation (1) to change the name of the Company to Wound Management Technologies, Inc., (2) to increase the number of authorized shares of our Common Stock (the "Amendment"), and (3) specifying that the Board of Directors may, in any grant of equity rights, options or warrants, restrict the right to waive the terms and conditions of any equity rights, options or warrants to the holders of a designated percentage of a designated class or classes of capital stock of the Company and (b) the re-election of the six members of the Board of Directors for the term of office stated in the Information Statement.

                                   RECORD DATE

      The record date for determining the shareholders entitled to vote on the matters described in this Information Statement was the close of business on March 20, 2008, the date of the last signature on the written consent approving and adopting the above items was delivered to the Company by the Majority Shareholders (the "Record Date"), at which time the Company had issued and outstanding 16,727,550 shares of Common Stock and 1,490.196 shares of Preferred Stock. Each share of Common Stock is entitled to cast one vote, and each share of Preferred Stock is entitled to cast 5,100 votes with respect to each of the actions described in this Information Statement ("Actions"), and the Common Stock and Preferred Stock vote together as a single class with respect to each of the Actions. The shares of Common Stock and Preferred Stock constitute the only outstanding voting securities of the Company entitled to be voted on the Actions.

















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

                                TABLE OF CONTENTS


INFORMATION STATEMENT AND NOTICE OF ACTION
     TAKEN IN LIEU OF ANNUAL MEETING...........................................2
RECORD DATE....................................................................2
TABLE OF CONTENTS..............................................................3
QUORUM AND VOTING..............................................................4
DISSENTER'S RIGHTS.............................................................4
ACTION I - AMENDMENT...........................................................4
     General...................................................................4
     Increase in Authorized Shares.............................................4
     Common Stock..............................................................5
     Name Change and other Amendments..........................................5
     Unanimous Board Recommendation............................................6
     No Dissenter's Rights.....................................................7
ACTION II - ELECTION OF DIRECTORS..............................................7
CORPORATE GOVERNANCE...........................................................8
     Meetings and Committees of the Board of Directors.........................8
          Audit Committee......................................................8
          Compensation Committee...............................................8
          Nominating Committee.................................................9
     Shareholder Communications with the Company's Board of Directors..........9
     Compliance with Section 16(a) of the Exchange Act........................10
     Code of Ethics...........................................................10
EXECUTIVE COMPENSATION........................................................10
     Summary Compensation Table...............................................10
     Compensation of Directors................................................10
     Employment Agreements....................................................10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT....................................................11
PRINCIPAL ACCOUNTANT FEES AND SERVICES........................................12
     Audit Fees...............................................................12
     Audit-Related Fees.......................................................12
     Tax Fees.................................................................12
     All Other Fees...........................................................12
     Audit Committee Pre-Approval Policies and Procedures.....................12
MISCELLANEOUS.................................................................13

                                QUORUM AND VOTING

      Approval of the Amendment requires the affirmative vote of a majority of the issued and outstanding shares entitled to vote on such matter and the election of directors require the affirmative vote of a majority of all shares entitled to vote and voted on such matter.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. WE HAVE RECEIVED THE APPROVAL, BY WRITTEN CONSENT, OF SHAREHOLDERS HOLDING AN AGGREGATE OF 12,110,184, SHARES OF COMMON STOCK, AND 490.196 SHARES OF THE ISSUED AND OUTSTANDING SHARES OF PREFERRED STOCK, OF BOTH THE AMENDMENT AND THE ELECTION OF DIRECTORS (WHICH SHARES REPRESENT APPROXIMATELY 60% OF THE VOTES ENTITLED TO BE CAST BY SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED ACTIONS AS OF MARCH 20, 2008).

                               DISSENTER'S RIGHTS

      Under Texas law, our shareholders are not entitled to dissenter's rights with respect to either of the Actions set forth in this Information Statement or to demand appraisal of their shares as a result of the approval of any of the Actions.

                              ACTION I - AMENDMENT

General

      The Board of Directors unanimously approved resolutions to amend the Company's Articles of Incorporation to (1) rename the Company "Wound Management Technologies, Inc.," (2) increase the authorized shares of our Common Stock from 20,000,000 shares to 100,000,000 shares, and (3) specify that the Board of Directors may, in any grant of equity rights, options or warrants, restrict the right to waive the terms and conditions of any equity rights, options or warrants to the holders of a designated percentage of a designated class or classes of capital stock of the Company. A copy of the Amendment is attached hereto as Exhibit A.

Increase in Authorized Shares

      The increase in our authorized shares of Common Stock was necessitated in connection with the Company's acquisition from Applied Nutritionals, LLC, of the exclusive world-wide license to certain patented technologies and processes related to CellerateRxTM, an advanced collagen based wound care product formulation. The Company has been marketing and selling CellerateRx, through its wholly owned subsidiary, Wound Care Innovations, LLC ("WCI"), over the past three years under the terms of a distribution agreement that was terminated in 2005. These new licenses, which became effective January 8, 2008, are limited to the human health care market for external wound care, and include any new product developments based on the licensed patent and processes. The term of these licenses extends through the life of the licensed patent.

      In consideration for the licenses, WCI has agreed to pay to AN and Mr. George Petito, the founder of AN the following, beginning January 3, 2008: (a) an advance royalty of $100,000 in the aggregate, (b) an aggregate royalty of fifteen percent (15%) of gross sales occurring during the first year of the license; (c) an additional advance royalty of $400,000, in the aggregate, on January 3, 2009; plus (d) an aggregate royalty of three percent (3%) of gross sales for all sales occurring after the payment of the $400,000 advance royalty. In addition, after January 3, 2009, WCI must maintain a minimum aggregate annual royalty payment of $375,000.

      All royalties, other than the advance royalty payments described above, are due and payable on a calendar quarterly basis on or before the forty-fifth
(45th) day of the month immediately following the calendar quarter in which gross sales are received.

      In addition to the license agreements, WCI also entered into an exclusive manufacturing agreement with AN pursuant to which AN will manufacture all CellerateRx and related products for WCI. The term of the manufacturing agreement extends through the life of the licensed patent; provided that upon the acquisition of WCI by a party with annual revenues of at least $100,000,000 or a market capitalization of at least $200,000,000, the acquiror may terminate the manufacturing agreement.

      In connection with the above transaction, WCI will also issue to Mr. Petito 1,000 shares of a newly designated preferred stock. The preferred stock will automatically convert into an aggregate of 5,100,000 shares of common stock upon the filing by MB Software of an amendment to its Articles of Incorporation increasing its authorized number of shares of common stock from 20,000,000 to 100,000,000, and participate with the common stock, on an as converted basis, with respect to dividends and liquidation, and votes together with the common stock as a single class, as if such shares of preferred stock had been converted.

Common Stock

      Prior to the Amendment, the Company was authorized to issue 20,000,000 shares of Common Stock par value $.001 per share. As of May 7, 2008, there were 16,727,550 shares of our Common Stock issued and outstanding and 4,089 shares were held in our treasury. The amendment to the Articles of Incorporation will add 80,000,000 million shares of Common Stock to the authorized capital of the Company. The Company currently has no plans to issue any Common Stock other than in connection with the conversion of outstanding shares of Preferred Stock, which will automatically convert into 7,600,000 shares of Common Stock upon effectiveness of the Amendment, and the exercise of outstanding options and warrants, if and when exercised.

      The Company may consider from time to time mergers, acquisitions and other transactions that may involve the issuance of additional shares of Common Stock (any one or more of which may be under consideration or acted upon at any time). The Company is not currently a party to any agreements with respect to any such transactions, nor does it have any agreements, commitments or understandings with respect to such transactions or that would involve the issuance of additional shares of our Common Stock, other than currently outstanding options and warrants to purchase Common Stock.

      Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who paid a higher consideration per share for their stock. Also, future issuances will increase the number of outstanding shares of Common Stock, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued shares of Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company.

      The shares of our Common Stock are traded on the OTC Bulletin Board. Holders of Common Stock may cast, for each share held, one vote for each matter presented to the shareholders for a vote, including in the election of directors. Holders of our Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company, nor do they have cumulative voting rights.

Name Change and other Amendments

      The name change was approved to more appropriately reflect the business operations of the Company and was required pursuant to the terms and conditions of a Note Purchase Agreement, dated as of January 11, 2008, by and between the Company and T Squared Investments LLC. The Company also agreed, pursuant to the Note Purchase Agreement, to amend its Articles of Incorporation to provide that:

   "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested



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

   holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.".

      Pursuant to the terms of the Note Purchase Agreement, the Company issued and sold to T Squared Investments LLC (the "Investor") a convertible promissory note in the principal amount of $700,000 (the "Note"). The Company also issued and sold to the Investor 86,207 shares of Common Stock and warrants to purchase an aggregate of 1,500,000 additional shares of Common Stock ("Warrants"), at a cash purchase price of $50,000, pursuant to the terms of a Common Stock Purchase Agreement.

      The Note bears interest at the rate of eight percent per annum, payable monthly. The Note initially converts into 1,206,897 shares, subject to the adjustments to the conversion price described below; provided that the Investor shall not be entitled to convert the Note into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. The conversion price of the Note shall automatically be adjusted if the Company's pre-tax earnings fall below certain thresholds. Specifically, if the Company's pre-tax earnings are between $0.093 and $0.046 per share as reported for the six months ended June 30, 2008, the conversion price of the Note shall be decreased proportionally by 0% if the pre-tax earnings are $0.093 per share or greater and by 50% if the pre-tax earnings are $0.046 per share. In addition, if the Company's pre-tax earnings are between $0.204 and $0.102 per share as reported for the year ended December 31, 2008, the conversion price of the Note shall be decreased proportionally by 0% if the pre-tax earnings are $0.204 per share or greater and by 50% if the pre-tax earnings are $0.102 per share. In no event, however, shall the aforementioned conversion price adjustments be made if the price of the Common Stock has not, during the three months prior to the aforementioned measurement dates, been below $3.00 per share for any consecutive 20 day period. The conversion price of the Note shall also be adjusted if the Company subsequently issues equity at a price per share below the then current conversion price of the Note.

      The Warrants are exercisable at any time and expire on January 11, 2013. The Warrants are exercisable at $1.00 per share with respect to 500,000 shares of Common Stock, and $1.25 per share with respect to 1,000,000 shares of Common Stock. The exercise price automatically adjusts if the Company's pre-tax earnings fall below certain thresholds, on the same basis as adjustments to the conversion price of the Note described above. The Warrants also contain an automatic exercise feature that is triggered if the volume weighted average market price of the Common Stock is equal to or greater than $3.00 per share for a period of 20 consecutive days and if there is an effective registration statement for the shares underlying the Warrants.

      The Common Stock Purchase Agreement contains restrictions on the Company's ability to issue additional debt and preferred stock and provides the Investor with a right of first refusal with respect to any subsequent funding of the Company. The Common Stock Purchase Agreement also restricts the ability of the Company's officers and directors to sell shares of Common Stock for a period of three years.

      In connection with the transactions described above, HEB LLC, a Nevada limited liability company and a majority shareholder of the Company and an affiliate of Mr. Scott Haire, our Chairman and Chief Executive Officer, issued to the Investor options to purchase an aggregate of 1,200,000 shares of the Company's Common Stock ("Options"). These Options may be exercised at any time prior to the expiration of the date that is the later of (a) 36 months from the grant date, or (b) 24 months from the effectiveness of a registration statement covering the resale of the shares underlying the option. The exercise price of the Options is (1) $300,000 with respect to 300,000 shares; (2) $450,000 with respect to 300,000 shares; (3) $600,000 with respect to 300,000 shares; and (4) $750,000 with respect to 300,000 shares.

      The Company has agreed to file a registration statement covering the resale of all shares of Common Stock sold, to be issued upon conversion of the Notes and the exercise of the Warrants and Options.

Unanimous Board Recommendation

      Our Board of Directors unanimously approved the Amendment.

      The Company has received the approval of the Amendment through written consent, of shareholders holding an aggregate of 12,110,184 shares of Common Stock, and 490.196 shares of Preferred Stock. Each share of Preferred Stock is entitled to cast 5,100 votes and votes together with the Common Stock as a single class with respect to the Amendment. Because the shares of Common Stock and Preferred Stock held by these shareholders represent approximately 60% of the votes entitled to be cast (as of March 20, 2008) by shareholders with respect to the above-described actions, all required corporate approvals for these actions have been obtained.

      After the expiration of the 20 day waiting period required by Securities Exchange Act Rule 14c-2(b), we will file the Amendment with the State of Texas.

No Dissenter's Rights

      Under the Texas Business Corporation Act, our shareholders are not entitled to dissenter's rights with respect to our proposed amendment to our Articles of Incorporation to effect the reverse split and we will not independently provide our shareholders with any such right.

                        ACTION II - ELECTION OF DIRECTORS

      The  current  Board of  Directors  has  fixed  the  number  of  authorized
directors  at  six.  The  Majority   Shareholders  have  elected  the  following
individuals to serve as directors of the Company for terms expiring at the Company's Annual Meeting of Shareholders in 2009 or until their successors have been elected and qualified. These individuals, each of whom have served as a Director of the Company since 1995, have indicated his willingness to continue serving as a member of the Board of Directors.

                                                                   Year First
  Name                   Age      Position                          Elected
  ----                   ---      --------                          -------

  Scott A. Haire         43       Chairman, Chief Executive          1993
                                  Officer, President and Director

  Gilbert A. Valdez      64       Director                           1996

  Araldo A. Cossutta     83       Director                           1994

  Steven W. Evans        57       Director                           1994

  Robert E. Gross        63       Director                           1994

  Thomas J. Kirchhofer   67       Director                           1994

      Executive Officers of the Company are elected on an annual basis and serve at the discretion of the Board of Directors. Directors of the Company are elected on an annual basis.

      Scott A. Haire is Chairman of the Board, Chief Executive Officer and President of the Company. Prior to founding MB Software Corporation, he was an employee of the Company from November 1993 to June 1994. Previously, Mr. Haire was president of Preferred Payment Systems, a company specializing in electronic claims and insurance system related projects.

      Gilbert A. Valdez is Chief Operating Officer of the Company and past President and CEO of four major financial and healthcare corporations. Most recently, he served as CEO of Hospital Billing and Collection Services, Inc., a $550 million healthcare receivables financing entity located in Wilmington, Delaware; Datix Corporation, an Atlanta-based corporate divestiture from Harris-Lanier; Medaphis Corporation, an interstate, multi-dimensional healthcare service agency based in Atlanta; and NEIC, a national consortium of 40 major insurance companies formed for development of electronic claim billing standards. Mr. Valdez has 30 years of senior healthcare receivables financing experience.

      Araldo A. Cossutta is President of Cossutta and Associates, an architectural firm based in New York City, with major projects throughout the world. Previously, he was a partner with I.M. Pei & Partners and is a graduate of the Harvard Graduate School of Design and the Ecole des Beaux Arts in Paris. Mr. Cossutta was a significant shareholder in Personal Computer Card Corporation ("PC3") and was chairman of PC3 at the time of its acquisition by the Company in November 1993. He also was a large shareholder and director of Computer Integration Corporation of Boca Raton, Florida from 1993 to 2000.

      Steven W. Evans is a Certified Public Accountant with Evans Miller & Warriner, PSC, an accounting firm which he established in 1976 in Barbourville Kentucky. He is also a founder and active in PTRL, which operates contract research laboratories located in Kentucky, California and Germany. He is also a founder and active in the management of environmental, financial and hotel corporations in Kentucky and Tennessee.

      Robert E. Gross is President of R. E. Gross & Associates, providing consulting and systems projects for clients in the multi-location service, banking and healthcare industries. From 1987 to 1990, he was vice president-technical operations for Medaphis Physicians Service Corp., Atlanta, Georgia. Prior to that, he held executive positions with Chi-Chi's, Inc., Royal Crown and TigerAir. He also spent 13 years as an engineer with IBM.

      Thomas J. Kirchhofer is president of Synergy Wellness Centers of Georgia, Inc. He is past president of the Georgia Chiropractic Association.

      The Company has received the written consent the re-election of each of the foregoing directors from of shareholders holding an aggregate of 12,110,184 shares of Common Stock, and 490.196 shares of Preferred Stock. Each share of Preferred Stock is entitled to cast 5,100 votes and votes together with the Common Stock as a single class with respect to the Amendment. Because the shares of Common Stock and Preferred Stock held by these shareholders represent approximately 60% of the votes entitled to be cast (as of March 20, 2008) by shareholders with respect to the above-described actions, all required corporate approvals for these actions have been obtained.

                              CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

      Our business is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring approval of the Board of Directors. It also holds special meetings when an important matter requires attention or action by the Board of Directors between scheduled meetings. During fiscal 2007, the Board of Directors did not meet, but acted by unanimous written consent 4 times. The Board of Directors does not have a standing audit, compensation, nominating or governance committee.

      All of our directors are independent, as defined by Rule 4200(a)(15) of the Nasdaq's listing standards, except for Mr. Haire, who is not independent because he is currently employed by the Company as its Chief Executive Officer and Mr. Cossutta, who is not independent due to the above described acquisition of Wound Care.

Audit Committee

      The Company does not maintain a standing Audit Committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee's responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Company will be required to establish an audit committee.

      The  Company's  board  of  directors  does not  have an  "audit  committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC's definition of "audit committee financial expert." Further, like many small companies, it is difficult for the Company to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated "audit committee financial expert."

Indebtedness of Directors and Executive Officers
------------------------------------------------

      None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships
--------------------

      There are no family relationships among our directors or executive officers.

Compensation Committee
----------------------

      The Company does not maintain a standing Compensation Committee. Due to the Company's small size at this point in time, the Board of Directors has not established a separate compensation committee. All members of the Board of Directors (with the exception of any member about whom a particular compensation decision is being made) participate in the compensation award process. During fiscal 2007, no executive officer received any compensation from the Company.

Nominating Committee
--------------------

      The Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter. Due to the Company's small size at this point in time, the Board of Directors has not established a separate nominating committee and feels that all directors should have input into nomination decisions. As such, all members of the Board of Directors generally participate in the director nomination process. Under the rules promulgated by the SEC, the Board of Directors is, therefore, treated as a "nominating committee".

      The Board of Directors will consider qualified nominees recommended by shareholders. Shareholders desiring to make such recommendations should submit such recommendations to the Corporate Secretary, c/o MB Software Corporation 777 Main Street, Suite 3100, Fort Worth, Texas 76102. The Board of Directors will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

      With respect to the nominations process, the Board of Directors does not operate under a written charter, but under resolutions adopted by the Board of Directors. The Board of Directors is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for selection by the Company's shareholders at each annual meeting. The Board of Directors has not established specific minimum age, education, experience or skill requirements for potential directors. The Board of Directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees. Those factors may include, without limitation, the following:

     o an individual's business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

     o the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

     o regarding any individual who has served as a director of the Company, his or her past preparation for, o attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

      The Board of Directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Board of Directors. The Board of Directors will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Board of Directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board of Directors. We strongly encourage and, from time to time actively survey, our shareholders to recommend potential director candidates.

Shareholder Communications with the Company's Board of Directors

      Any shareholder wishing to send written communications to the Company's Board of Directors may do so by sending them in care of Lucy Singleton, Corporate Secretary, at the Company's principal executive offices. All such communications will be forwarded to the intended recipient(s).

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and representations from certain reporting persons regarding their compliance with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during the fiscal year ended December 31, 2007, with the exception of one transaction effected by Mr. Cossutta, which was filed late.

Code of Ethics

      Due to the current formative stage of the Company's development, it has not yet developed a written code of ethics for its directors or executive officers.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the last three years. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by the Company's Chief Executive Officer over the past three years.


                           SUMMARY COMPENSATION TABLE

--------------------------- ------------------------------------- -------------------------------------------------------
                                    Annual Compensation                           Long Term Compensation
--------------------------- ------------------------------------- -------------------------------------------------------
                                                                            Awards                      Payouts
----------------------------------------------------------------- ---------------------------- --------------------------
------------------- -------- ------------ ---------- ------------ ------------- -------------- ---------- ---------------
                                                        Other      Restricted    Securities
Name and                                               Annual        Stock       Underlying      LTIP       All Other
Principal Position   Year      Salary       Bonus    Compensation   Award(s)       Options      payouts    Compensation
                                 ($)         ($)         ($)          ($)          SARs(#)        ($)          ($)
------------------- -------- ------------ ---------- ------------ ------------- -------------- ---------- ---------------
Scott A. Haire         2007      -0-          -           -            -              -            -            -
                       2006      -0-          -           -            -              -            -            -
                       2005      -0-          -           -            -              -            -
------------------- -------- ------------ ---------- ------------ ------------- -------------- ---------- ---------------

Compensation of Directors

      We do not pay our directors a fee for attending scheduled and special meetings of our board of directors. We intend to reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings. In the future we might have to offer some compensation to attract the caliber of independent board members the Company is seeking.

Employment Agreements

      None of our executive officers has an employment agreement with the Company or any of its subsidiaries.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

      Effective August 20, 2004, we acquired Wound Care Innovations, LLC through a merger of Wound Care with a newly formed Company subsidiary. The consideration paid by the Company for Wound Care consisted of an aggregate of 6,000,000 shares of our common stock. These shares were issued to H.E.B., LLC, a Nevada limited liability company, and to Mr. Araldo Cossutta, the sole owners of Wound Care. Mr. Scott A. Haire, our Chairman of the Board, Chief Executive Officer and President is a one-percent member, but the managing member of HEB, and Mr. Cossutta is a member of our Board of Directors.

      In connection with the acquisition of Wound Care, HEB and Mr. Cossutta also agreed to convert an aggregate of $1,800,612 of Wound Care's debt and other obligations owed to HEB and Mr. Cossutta into an aggregate of 2,257,303 additional shares of our common stock.

      Effective November 28, 2007, Wound Care Innovations entered into separate exclusive license agreements with Applied Nutritionals and its founder George Petito, pursuant to which Wound Care Innovations obtained the exclusive world-wide license to certain patented technologies and processes related to CellerateRx products.

      Wound Care Innovations had been marketing and selling CellerateRx for the three previous years under the terms of a distribution agreement that had been terminated in 2005. The new licenses are limited to the human health care market for external wound care, and include any new product developments based on the licensed patent and processes. The term of these licenses extends through the life of the licensed patent.

      In consideration for the licenses, Wound Care Innovations agreed to pay to Applied Nutritionals and Mr. Petito the following royalties, beginning January 3, 2008: (a) an advance royalty of $100,000 in the aggregate, (b) an aggregate royalty of fifteen percent (15%) of gross sales occurring during the first year of the license; (c) an additional advance royalty of $400,000, in the aggregate, on January 3, 2009; plus (d) an aggregate royalty of three percent (3%) of gross sales for all sales occurring after the payment of the $400,000 advance royalty. In addition, after January 3, 2009, Wound Care Innovations must maintain a minimum aggregate annual royalty payment of $375,000.

      All royalties, other than the advance royalty payments described above, are due and payable on a calendar quarterly basis on or before the forty-fifth
(45th) day immediately following the calendar quarter in which gross sales are received.

      In addition to the license agreements, Wound Care Innovations also entered into an exclusive manufacturing agreement with Applied Nutritionals pursuant to which Applied Nutritionals will manufacture all CellerateRx and related products for Wound Care Innovations. The term of the manufacturing agreement extends through the life of the licensed patent; but may be terminated by a successor in interest to Wound Care Innovations, provided that the successor in interest has annual revenues of at least $100,000,000 or a market capitalization of at least $200,000,000.

      In connection with the above transaction, the Company issued to Mr. Petito 1,000 shares of a newly designated Series A Convertible Preferred Stock.

      Prior to entering into the new license agreements, Applied Nutritionals held 900,000 shares of our common stock. These shares were issued to Applied Nutritionals in 2004, in connection with the previous distribution agreement for CellerateRx products. As majority member and manager of Applied Nutritionals, Mr. Petito may be deemed to be the beneficial owner of these shares.

      Effective January 1, 2008, we issued 490.196 shares of our Series A Convertible Preferred Stock to Keystone Equity Partners in exchange for the cancellation of approximately $1,500,000 in debt. The debt was recently acquired by Keystone from H.E.B., LLC, our majority shareholder, and its affiliates.

      Each share of Series A Convertible Preferred Stock will automatically convert into an aggregate of 5,100 shares of common stock upon the filing of an amendment to our Articles of Incorporation increasing our authorized number of shares of common stock from 20,000,000 to 100,000,000. The preferred stock participates with the common stock, on an as converted basis with respect to dividends and liquidation, and votes together with the common stock as a single class, as if such shares of preferred stock had been converted. The preferred stock will automatically convert into an aggregate of 5,100,000 shares of common stock upon the filing an amendment to our Articles of Incorporation increasing our authorized number of shares of common stock from 20,000,000 to 100,000,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      As of May 7, 2008, there were 16,727,550 shares of common stock issued and outstanding. The following table sets forth certain information concerning the ownership of the Company's common stock as of May 7, 2008, with respect to: (a) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (b) all directors; and (c) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below.

                                               Amount and Nature
Title             Name of Beneficial             of Beneficial          Percent
Class             Owner of Group(1)                Ownership            of Class

Common   Scott A. Haire(2)                        7,095,184              42.6%
             Chairman and
             Chief Executive Officer

Common   Araldo A. Cossutta                       5,015,000              30.0%
             Director

Common   Steven W. Evans                          1,015,000               6.1%
             Director

Common   Thomas J. Kirchhofer                           -                   *
             Director

Common   Robert E. Gross                                -                   *
             Director

Common   Gilbert Valdez                               1,666                 *
             Chief Operating Officer
             and Director

Common   Applied Nutritionals, LLC                  900,000               5.4%
             1890 Bucknell Drive
             Bethleham, PA 18015

Common   George Petito                            6,000,000(3)           27.5%
             1890 Bucknell Drive
             Bethleham, PA 18015

Common   Keystone Equity Partners                 2,500,000(4)           13.0%
             5125 Stephanie Drive
             Ft. Worth, TX 76117

Common   T Squared Investments, LLC                 819,649(5)            4.9%
             c/o T Squared Capital LLC
             1325 Sixth Avenue, Floor 28
             New York, New York 10019

Common   All Directors and Executive Officers
             As a Group (six in number)          14,026,850              83.9%

* less than 1%
(1) Unless otherwise noted, the address for each person or entity listed is 777 Main Street, Suite 3100, Fort Worth, Texas 76102.
(2) 6,980,070 of these shares are held by H.E.B., LLC. Mr. Haire is the managing member of H.E.B., LLC, and as such, is deemed to be the beneficial owner of such shares.

(3) Consists of 900,000 shares held by Applied Nutritionals and 1,000 shares of Preferred Stock that will automatically convert into 5,100,000 shares of Common Stock upon the effectiveness of the Amendment. Mr. Petito is the majority member and the manager of Applied Nutritionals and in such capacity, may be deemed to be the beneficial owner of such shares.
(4) Consists of 490.196 shares of Preferred Stock that will automatically convert into 2,500,000 shares of Common Stock upon the effectiveness of the Amendment.
(5)  Includes options to purchase 733,442 shares, exercisable within 60 days.


                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

      The firm of Pritchett, Siler & Hardy, P.C. served as the Company's independent public accountants for the year ended December 31, 2007. The Board of Directors of the Company, in its discretion, may direct the appointment of different public accountants at any time during the year if the Board believes that a change would be in the best interests of our stockholders. The Board of Directors has considered the audit fees, audit-related fees, tax fees and other fees paid the Company's accountants, as disclosed below, and determined that the payment of such fees is compatible with maintaining the independence of the accountants.

Audit Fees

      The Audit fees billed by Pritchett, Siler & Hardy, P.C.. for professional services rendered during 2007 for the audit of the Company's annual financial statements on Form 10-K (and previous filings on Form 10-KSB) and the reviews of the financial statements included in the Company's Form 10-QSB's for the fiscal years ended December 31, 2007 and 2006 was $30,595 and respectively. Audit fees billed by Clancy and Co., P.L.L.C. for professional services rendered for the audit review of 2006 were $5,850.

Audit-Related Fees

      None

Tax Fees

      None

All Other Fees

      None

Audit Committee Pre-Approval Policies and Procedures

      The Company does not currently have an Audit Committee. Currently, the Board of Directors pre-approves all audit and non-audit services that are to be performed and fees to be charged by our independent auditor or assure that the provision of these services does not impair the independence of such auditor. The Board of Directors pre-approved all audit services and fees of our independent auditor for the years ended December 31, 2007 and 2006. Our independent auditors did not provide us with any non-audited services during the period indicated above.

                                  MISCELLANEOUS

      All costs incurred in the mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

      Our Annual Report on Form 10-K for the year ended December 31, 2007 accompanies this Information Statement.

                                              By Order of the Board of Directors

                                              /s/  Lucy J. Singleton
                                              Lucy J. Singleton,
                                              Secretary


Fort Worth, Texas
May 14, 2008

                                   EXHIBIT A




                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             MB SOFTWARE CORPORATION






         Pursuant to the provisions of Texas Business Corporation Act (the "TBCA"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST: The name of the corporation is MB Software Corporation.

         SECOND: The Articles of Incorporation in effect on the date hereof are hereby amended by replacing ARTICLE ONE in its entirety as follows:

                                   ARTICLE ONE

         The name of the Corporation is "Wound Management Technologies, Inc.

         THIRD: The Articles of Incorporation in effect on the date hereof are hereby amended by replacing ARTICLE FOUR in its entirety as follows:

                                  ARTICLE FOUR

              The aggregate number of shares of capital stock that the corporation will have authority to issue is one hundred and five million (105,000,000), one hundred million (100,000,000) of which will be shares of Common Stock having a par value of $.001 per share, and five million (5,000,000) of which will be shares of preferred stock having a par value of $10 per share.

              Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue  and the  dates  from  which  dividends  on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix, by resolution or resolutions providing for the issuance of such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

         FOURTH: The Articles of Incorporation in effect on the date hereof are hereby amended by replacing ARTICLE SIXTEEN in its entirety as follows:

                                 ARTICLE SIXTEEN

              "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.".

         FIFTH: This Amendment was approved by the holders of a majority of the issued and outstanding voting shares of the Corporation, by written consent pursuant to Article 9.10A of the TBCA on March 20, 2008.

         SIXTH: This Amendment was approved in the manner required by the TBCA or as otherwise provided in the Articles of Incorporation and Bylaws of the Corporation.

         The Corporation has caused these Articles of Amendment to be signed and attested as of _________, 2008.

                                         MB SOFTWARE, INC.


                                         By:
                                            ------------------------------------
                                            Scott A. Haire,
                                            Chairman and Chief Executive Officer